Exhibit 99.B(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

SEI Asset Allocation Trust:

We consent to the use of our report dated May 27, 2008, with respect to the financial statements of the SEI Asset Allocation Trust, comprising the Diversified Conservative Income Fund, Diversified Conservative Fund, Diversified Global Moderate Growth Fund, Diversified Moderate Growth Fund, Diversified Global Growth Fund, Diversified Global Stock Fund, Diversified U.S. Stock Fund, Defensive Strategy Fund, Defensive Strategy Allocation Fund, Conservative Strategy Fund, Conservative Strategy Allocation Fund, Moderate Strategy Fund, Moderate Strategy Allocation Fund, Aggressive Strategy Fund, Tax-Managed Aggressive Strategy Fund, Core Market Strategy Fund, Core Market Strategy Allocation Fund, Market Growth Strategy Fund, and Market Growth Strategy Allocation Fund, as of March 31, 2008, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectuses and in the introduction to and under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 28, 2008